As filed with the Securities and Exchange Commission on December 15, 2015

Registration No. 333-207163

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MOMENTOUS HOLDINGS CORP.

(Exact name of Registrant as specified in its charter)

Nevada	7900	32-0471741
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Suite 3, Floor 3, 148 Cambridge Heath Road,

London, E1 5QJ, United Kingdom

(address of principal executive offices)

Registrant's telephone number, including area code:   +44 744 430 1337

IncSmart.biz, Inc.

4264 Lady Burton St.

Las Vegas, NV 89129

(Name and address of agent for service of process)

COPIES OF COMMUNICATIONS TO:

W. Scott Lawler, Booth Udall Fuller

1255 W. Rio Salado Pkwy., Ste. 215

Tempe, AZ 85281

Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE(3)
Common Stock, par value $0.001	5,000,000	$0.04	$200,000	$23.24

(1)	This registration statement covers the sale by us of up to an aggregate of 50,000,000 shares of our common stock. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of our common stock.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.
(3)	Previously paid

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

PROSPECTUS

MOMENTOUS HOLDINGS CORP.

5,000,000

SHARES OF COMMON STOCK

INITIAL PUBLIC OFFERING

___________________

SUBJECT TO COMPLETION, Dated December 15, 2015

This prospectus relates to our offering of 5,000,000 new shares of our common stock at a fixed offering price of $0.04 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. We have not made any arrangements to place funds raised in this offering in an escrow, trust or similar account. Any investor who purchases shares in this offering will have no assurance that other purchasers will invest in this offering. Accordingly, if we file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.

The offering is being conducted on a self-underwritten, best efforts basis, which means our officers and directors will attempt to sell the shares with no commission or other remuneration payable to them for any shares they may sell.

There is no established public market for our common stock, and the offering price has been arbitrarily determined. Our common stock is not currently listed or quoted on any quotation service. Although we intend to apply for quotation on the OTCBB or OTCQB through a market maker, there can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop.

This offering will be open until the earlier of: (i) the maximum amount of shares have been sold; or (ii) nine months from the date of effectiveness of this registration statement of which this prospectus forms a part. We retain the right to extend the offering period beyond nine months. We retain the right to close the offering at any time and there is no minimum offering required for this offering to close.

	Offering Price	Underwriting Discounts and Commissions(1)	Proceeds to Company Assuming 100% Subscribed	Proceeds to Company Assuming 75% Subscribed	Proceeds to Company Assuming 50% Subscribed	Proceeds to Company Assuming 25% Subscribed
Per Share	$0.04	0	$0.04	$0.04	$0.04	$0.04
Gross Proceeds		0	$200,000	$150,000	$100,000	$50,000
Net Proceeds(2)		0	$190,000	$140,000	$90,000	$40,000
(1)	There are no arrangements or plans to use underwriters or broker/dealers to offer our common stock. However, we reserve the right to utilize the services of licensed broker/dealers and compensate these broker/dealers with a commission not to exceed 10% of the proceeds raised.
(2)	The net proceeds estimates offering expenses of $10,000.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements. The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled “Risk Factors” starting on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is: December 15, 2015

Summary

Momentous Holdings Corp.

The Company

We were incorporated as Momentous Holdings Corp. on May 29, 2015 in the State of Nevada. Our address is Suite 3, 3rd Floor, 148 Cambridge Heath Rd., London, E1 5QJ, United Kingdom. Our corporate address is a professional mail forwarding office where physical office space may be rented on a short-term basis for additional fees. We intend to conduct our business operations, including administrative functions, sales, marketing, and app development at the offices of our third party developers, the personal residences of our officers, all of whom are currently in the United Kingdom; however we will also be working remotely. Our corporate books and records will be maintained and stored with our legal council at: Booth Udall Fuller, 1255 W. Rio Salado Pkwy., Ste. 215, Tempe, AZ 85281. Our fixed equipment will be located at the personal residences of our officers. Our phone number is +44 744 430 1337. Our fiscal year end May 31.

We are a development stage company specializing in designing, acquiring and developing mobile applications (‘app/apps’) and mobile software for download by end consumers.

Currently we own Muscle Manager and Muscle Manager Pro apps, both available on Apple iTunes, and are unique apps that track users workout history and applies this to a physical representation of the users body. The ‘Manager’ screen allows users to clearly monitor those muscle groups users have worked on and those muscle groups that users have tended to neglect. Through this interactive body manager users are clearly be able to track their exercise and help users achieve a total body workout.

Muscle Manager ‘Lite’ is a free download, as of December 2015, 43,700 consumers had downloaded the app. As of the same date we had sold approximately 1,390 copies of the Muscle Manager Pro app, which retails at $1.99 per download.

With the proceeds from this offering, we intend to further develop our existing apps by including additional features, such as an in app shopping facility with advertising, in addition to acquiring and developing new health, fitness and well-being orientated apps.

Our management has over 20 years of experience in the health, medical and fitness industry, including experience in coaching and competing to an international standard.

As of August 31, 2015, we had $1,026 in current assets and current liabilities in the amount of $19,593. Accordingly, we had a working capital deficit of $18,567 as of August 31, 2015. Our current working capital is not sufficient to enable us to implement our business plan as set forth in this prospectus. Our expenses in this offering are estimated at $10,000, and we will need a minimum of $40,000 for the next twelve months. As such, our monthly burn rate for the next twelve months is estimated at $3,300. We will need to sell a minimum of 25% of the shares offered in this prospectus for net proceeds of $40,000 in order to meet our financial obligations. Our ability to remain in business with less than $40,000 in this offering is questionable. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require additional financing, including the equity funding sought in this prospectus.

We are offering for sale to investors a maximum of 5,000,000 shares of our common stock at an offering price of $0.04 per share. Our business plan is to use the proceeds of this offering for the development of existing apps and the development of new apps. However, our management has retained discretion to use the proceeds of the offering for other uses. The minimum investment amount for a single investor is $400 for 10,000 shares. Subscriptions for less than the minimum investment will automatically be rejected. The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. There is no minimum offering required for this offering to close. The proceeds of this offering will be immediately available to us for our general business purposes. The maximum offering amount is 5,000,000 shares ($200,000).

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The Offering

Securities Being Offered	Up to 5,000,000 shares of our common stock.

Offering Price

The offering price of the common stock is $0.04 per share. There is no public market for our common stock. We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares in our stock.

Upon the effectiveness of the registration statement of which this prospectus is a part, we intend to apply to FINRA for quotation on the OTC Bulletin Board and OTCQB, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. There is no guarantee, however, that our common stock will ever be quoted on the OTC Bulletin Board or OTCQB.

Minimum Number of Shares To Be Sold in This Offering	n/a

Maximum Number of Shares To Be Sold in This Offering	5,000,000

Securities Issued and to be Issued

2,500,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our officer and director, James Horan owns, the 2,500,000 shares (100%) of the common shares of our company and therefore has substantial control. Upon the completion of this offering, Mr. Horan will own an aggregate of approximately 33.33% of the issued and outstanding shares of our common stock if the maximum number of shares is sold.

Number of Shares Outstanding After The Offering If All The Shares Are Sold	7,500,000

Use of Proceeds	If we are successful at selling all the shares we are offering, our net proceeds from this offering will be approximately $190,000. We intend to use these proceeds to execute our business plan.

Offering Period	This offering will be open until the earlier of: (i) the maximum amount of shares have been sold; or (ii) nine months from the date of effectiveness of this registration statement of which this prospectus forms a part. We retain the right to close the offering at any time and there is no minimum offering required for this offering to close.

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Summary Financial Information

Balance Sheet Data	As of August 31, 2015 (unaudited)	As of May 31, 2015 (audited)	As of May 31, 2014 (audited)
Current Assets	$1,026	$881	$–
Total Assets	$1,829	$881	$1,361
Liabilities	$19,593	$18,313	$14,551
Total Stockholder’s Equity (Deficit)	$(17,764)	$(17,432	$(13,190)

Statement of Operations	For the Quarter ended August 31, 2015 (unaudited)	For the Year ended May 31, 2015 (audited)	For the period from December 2, 2013 through May 31, 2014 (audited)
Revenue	$389	$1,801	$289
Net Loss for Reporting Period	$(332)	$(5,571)	$(12,270)

Risk Factors

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his or her investment.

Risks Associated with Our Financial Condition

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have earned limited revenue since our inception, which makes it difficult to evaluate whether we will operate profitably. Revenues generated were 389 and $1,801 for the three months to August 31, 2015 and for the year ended May 31, 2015, respectively. Revenues generated for the period from December 2, 2013 through May 31, 2014 were $289. Total expenses were $466 and $7,372 for the three months to August 31, 2015 and for the year ended May 31, 2015, respectively. Total expenses for the period from December 2, 2013 through May 31, 2014 were $13,009. We have incurred a net loss of $332 and $5,571 for the three months to August 31, 2015 and for the year ended May 31, 2015, respectively. We incurred a net loss of $12,720 for the period from December 2, 2013 through May 31, 2014. We have not attained sustained profitable operations since inception and are dependent upon obtaining financing or generating revenue from operations to continue operations for the next twelve months. As of August 31, 2015, we had no cash. Our future is dependent upon our ability to obtain financing or upon future profitable operations. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report dated September 28, 2015 as of and for the year ended May 31, 2015 and the period December 2, 2013 (inception) to May 31, 2014 that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Because we are a development stage company, we have limited revenues to sustain our operations.

We are a development stage company that is currently developing our business. To date, we have only generated extremely limited revenues. The success of our business operations will depend upon our ability to obtain clients and provides quality services to those clients. We are not able to predict whether we will be able to develop our business and generate significant revenues. If we are not able to complete the successful development of our business plan, generate significant revenues and attain sustainable operations, then our business will fail.

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Because we have a limited operating history, it is difficult to evaluate your investment in our stock.

Evaluation of our business will be difficult because we have a limited operating history. To date, revenues are not substantial enough to maintain us without additional capital injection if we determine to pursue a growth strategy before significant revenues are generated. We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to establish our marketing, sales and support organizations; and our need to manage expanding operations. Our business strategy may not be successful, and we may not successfully address these risks. If we are unable to sustain profitable operations, investors may lose their entire investment in us.

Because our offering will be conducted on a best efforts basis, there can be no assurance that we can raise the money we need.

The shares are being offered by us on a "best efforts" basis with no minimum and without benefit of a private placement agent. We can provide no assurance that this offering will be completely sold out. If less than the maximum proceeds are available, our business plans and prospects for the current fiscal year could be adversely affected.

In order to fund our operations and pay offering expenses of $10,000, we believe that we need the $200,000 in gross proceeds from this offering. We believe that $50,000 in gross proceeds will be sufficient to pay for the expenses of this offering and conduct our proposed business activities for the next twelve months on a limited basis. We believe the full $200,000 would allow us to implement our business plan to the full extent that we envision. Our available funds combined with revenues will not fund our activities for the next twelve months. As of December 15, 2015, our current cash on hand is approximately $5,000. Our estimated monthly burn rate is approximately $3,300 per month. Based on our current burn rate, we will run out of funds in the next twelve months without additional capital and assuming revenues based on past performance during that period. If we fail to raise sufficient funds in this offering, investors may lose their entire cash investment.

Given that there is no minimum offering amount and we need to raise at least $50,000 to continue operations for the next twelve months, investors bear the complete risk of losing their entire investment if we are unable to raise enough proceeds from this offering to continue operations. If we are not able to raise the entire $200,000, we will have to limit or eliminate important expenditures, such as the purchase of certain materials and supplies for use in the manufacturing of our products, lease space costs, marketing activities and labor, which will hinder our ability to generate significant revenues and cause a delay in the implementation of our business plan. Moreover, the less money we are able to raise in this offering, the more the risk that you will lose your entire investment.

Risks Associated with Our Business Model

Our business may not prove to be a viable business model.

Our business model for delivering information and entertainment over the Internet is unproven, and we have only recently launched our efforts to develop a business centered on this model. It is too early to predict whether consumers will accept, and use our products on a regular basis, in significant numbers, and participate in our online community. Our products may fail to attract significant numbers of users, or, may not be able to retain the usership that it attracts, and, in either case, we may fail to develop a viable business model for our online community. In addition, we expect a significant portion of the content that we will provide to be available for free. If we are unable to successfully monetize the use of our content, either through advertising or fees for use, we may not be able to generate sufficient revenues.

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Competitors could copy our business model and erode our brand recognition.

We employ a business model that could allow competitors to duplicate our products and services. We cannot assure you that our competitors will not attempt to copy our business model and that this will not erode our brand recognition and impair our ability to generate significant revenues.

Our operating results depend on our ability to compete with our existing competitors and with new competitors that may enter the app market.

Our principal competitors consist of app developers and private individuals who develop app idea. These businesses compete with us in one or more service categories. Most of these potential competitors have greater financial or marketing resources than we do and may be able to devote greater resources to sourcing, promoting and selling their services. We may also face increased competition due to the entry of new competitors. As a result of this competition, we may experience lower sales or greater operating costs, such as marketing costs, which would have an adverse effect on our results of operations and financial position.

Our operating results depend on the popularity of apps and software development.

We anticipate that substantially all of our revenues will be generated from the sale of our apps. The demand for apps is directly related to the popularity of the app subject matter, its uniqueness, usability and popularity. If the popularity of apps decreases, sales of our services may be adversely affected. We cannot assure that the overall dollar volume of the market for app-related services will grow, or that it will not decline, in the future.

If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our sales will decrease, and our business may fail.

We believe our success depends in substantial part on our ability to offer our products that reflect current needs and anticipate, gauge and react to changing consumer demands in a timely manner. Our business is vulnerable to changes in consumer preferences. We will attempt to reduce the risks of changing demands and product acceptance in part by devoting a portion of our available products and designs to standard products that are not significantly modified from year to year. Nevertheless, if we misjudge consumer needs for our products, our ability to generate sales could be impaired resulting in the failure of our business. There are no assurances that our future products will be successful, and in that regard, any unsuccessful products could also adversely affect our business.

The market in which we operate is rapidly evolving, fragmented and competitive, and many of our current and potential competitors have greater resources than we do.

The market for health and fitness related apps is rapidly evolving, fragmented and competitive, and we expect competition to intensify in the future. This market is characterized by rapidly changing technologies and an abundance of current and potential market participants. As the market, technologies and industry evolve and as we introduce additional solutions, we expect to face significantly increased competition from other companies in the broader Internet media market, including large media companies, fitness retail brands and content aggregators. Such increased competition could harm our revenue and operations.

We may also face increased competition with app developed for other operating systems. There are several operating systems, including Android, Apple iOS, BlackBerry OS, Symbian and Windows Mobile. These operating systems also allow mobile device users to download standalone applications. As our apps are currently only offered for Apple iOS we face increased competition on other operating platforms. The popularity of Apple iOS (iTunes) as a platform could have a material impact on the company’s future, should there be a downturn in usage, the company would be forced to explore other platforms from which to deliver their apps.

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Our ability to generate significant revenues will be negatively impacted if we are unable to process increased traffic or prevent security breaches on our Internet site and our network infrastructure.

A key element of our strategy is to generate traffic on, and increase sales through free ‘Lite’ apps. Accordingly, the satisfactory performance, reliability and availability of our apps, transaction processing systems and network infrastructure are critical to our reputation and our ability to attract and retain guests. Our revenues will depend on the number of visitors who purchase products or services on our apps and the volume of orders we can fill on a timely basis. Problems with our apps or order fulfillment performance would reduce the number of products or services sold and could damage our reputation. We may experience system interruptions from time to time. If there is a substantial increase in the volume of traffic, we may be required to expand and further upgrade our technology, transaction processing systems and network infrastructure. We cannot assure you that we will be able to accurately project the rate or timing of increases, if any, in the use of our apps, or that we will be able to successfully and seamlessly expand and upgrade our systems and infrastructure to accommodate such increases on a timely and cost-effective basis.

The success of our apps depends on the secure transmission of confidential information over network and the Internet and on the secure storage of data. We rely on encryption and authentication technology from third parties to provide the security and authentication necessary to effect secure transmission and storage of confidential information, such as customer credit card information. In addition, we anticipate we will maintain an extensive confidential database of customer profiles and transaction information. We cannot assure you that advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the security we use to protect customer transaction and personal data contained in our customer database. In addition, other companies in the online services sector have from time to time experienced breaches as a result of actions by their employees. If any compromise of our security were to occur, it could have a material adverse effect on our reputation, business, operating results and financial condition, and could result in a loss of customers. A party who is able to circumvent our security measures could damage our reputation, cause interruptions in our operations and/or misappropriate proprietary information which, in turn, could cause us to incur liability.

In the event that we are unable to successfully compete in the designing, acquiring and developing mobile apps and mobile software industry, we may not be able to achieve profitable operations.

We face substantial competition in the industry. Due to our small size, it can be assumed that many of our competitors have significantly greater financial, technical, marketing and other competitive resources. Accordingly, these competitors may have already begun to establish brand-recognition with consumers. We will attempt to compete against these competitors by developing features that exceed the features offered by competitors. However, we cannot assure you that our products will outperform competing products or those competitors will not develop new products that exceed what we provide. In addition, we may face competition based on price. If our competitors lower the prices on their products, then it may not be possible for us to market our products at prices that are economically viable. Increased competition could result in:

▪	Lower than projected revenues;
▪	Price reductions and lower profit margins;
▪	The inability to develop and maintain our products with features and usability sought by potential customers.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing products that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

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Our products may contain defects, which could adversely affect our reputation and cause us to incur significant costs.

Defects may be found in our products. Any such defects could cause us to incur significant return costs and divert the attention of our personnel from product development efforts, and cause significant customer relations and business reputation problems. Any such defects could force us to undertake a product recall program, which could cause us to incur significant expenses and could harm our reputation and that of our products. If we deliver products with defects, our credibility and the market acceptance and sales of our products could be harmed.

If we do not effectively implement measures to sell our products, we may not achieve sustained revenues and you will lose your entire investment.

We have been creating, developing and selling apps for a limited time our limited sales have been through iTunes. We have no experience in providing direct sales and service. Moreover, our sales and marketing efforts may not achieve intended results and therefore may not generate the revenue we hope to achieve. There can be no assurance that our focus or our plans will be successful. If we are not able to successfully address markets for our apps, we may not be able to grow our business, compete effectively or achieve profitability.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development delays as we seek to meet increased demand for our products. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

Due to the specified nature of our business, having certain key personnel is essential to the creating and development of the products we plan to sell and thus to the entire business itself. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

Our officers have no experience in managing a public company, which increases the risk that we will be unable to establish and maintain all required disclosure controls and procedures and internal controls over financial reporting and meet the public reporting and the financial requirements for our business.

Our management has a legal and fiduciary duty to establish and maintain disclosure controls and control procedures in compliance with the securities laws, including the requirements mandated by the Sarbanes-Oxley Act of 2002. Our officers have no experience in managing a public company, nor do they have any substantial corporate management, executive or financial experience. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. Because our officers have no prior experience with the management of a public company, we may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting, and disclosure controls and procedures. If we cannot assess our internal control over financial reporting as effective or provide adequate disclosure controls or implement sufficient control procedures, investor confidence and share value may be negatively impacted.

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We will incur increased costs and our management will face increased demands as a result of operating as a public company.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. We estimate that we will incur no less than $25,000 in these expenses on an annual basis to exist as a public company. Those expenses will be higher if our business volume and activity increases. Those obligations could diminish our ability to fund our operations and may prevent us from meeting our normal business obligations.

In addition, our administrative staff will be required to perform additional tasks. For example, in anticipation of becoming a public company, we will need to adopt additional internal controls and disclosure controls and procedures and bear all of the internal and external costs of preparing and distributing periodic public reports in compliance with our obligations under applicable securities laws.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act, the Dodd-Frank Act and related regulations implemented by the Securities and Exchange Commission are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. We are currently evaluating and monitoring developments with respect to new and proposed rules and cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management's time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed. We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and attract and retain qualified executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss, and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management's attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

Because we have two persons as our officers and directors that occupy all corporate positions, our internal controls may be inadequate and we may face negative consequences related to having them set their own salaries and making all of the decisions affecting our company.

Because we have only two officers and directors, James Horan and Nooroa Ogden may not adequately be able to administer our internal controls over disclosure or financial reporting. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of a simple error or mistake. Since we have only two officers and directors, the controls can easily circumvented by our officers and directors which could result in adverse consequences to us.

In addition, they will have an overwhelming influence in determining the outcome of all corporate transactions or other matters, including setting their own salaries and perquisites, using corporate assets and funds to the designs they feel best, and also the power to prevent or cause a change in control. As a result, our two officers and directors could establish a high salary in the future which will drain our capital and prevent us from operating. You will not be able to control the decisions they make and you may find them in conflict with you personal designs for this business.

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Our officers and directors will allocate some portion of their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs as well as other matters.

James Horan and Nooroa Ogden our current officers and directors, are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. Mr. Horan and Mr. Ogden are both personal trainers. Mr. Horan and Mr. Ogden are not obligated to devote any specific number of hours to our affairs, but it is estimated that they will each devote approximately 15 hours per week on our business. As such, there may be a conflict of interest in the determination as to how much time they devote to their other obligations as opposed to our business. Investors should be aware of this in deciding whether to purchase our capital stock.

We rely on the services of third parties for material aspects of our operations, including application development. If these service providers experiences operational difficulties or disruptions, our business could be adversely affected.

We rely on third party service providers to design and produce our applications. We do not control the operation of these providers.  We do not have written agreements with any of these third party service providers and they may be terminated with little or no notice.  If any of these third party service providers terminate its relationship with us, or do not provide an adequate level of service, it would be disruptive to our business as we seek to replace the service provider or remedy the inadequate level of service. This disruption could adversely affect our operating results.

Risks Related To Legal Uncertainty

Our directors are residents of the United Kingdom and investors may have difficulty enforcing any judgments against them within the United States.

Our directors, Mr. James Horan and Mr. Nooroa Ogden, are residents of the United Kingdom, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Our inability to protect our brand name and proprietary rights in the United States and foreign countries could materially adversely affect our business prospects and competitive position.

Our success depends on our ability to obtain and maintain branding and other proprietary-right protection in the United States and other countries. If we are unable to obtain or maintain these protections, we may not be able to prevent third parties from using our proprietary rights.

If we are the subject of future product defect or liability suits, our business will likely fail.

In the course of our planned operations, we may become subject to legal actions based on a claim that our products are defective in workmanship or have caused personal or other injuries. We currently do not maintain liability insurance and we may not be able to obtain such coverage in the future or such coverage may not be adequate to cover all potential claims. Moreover, even if we are able to maintain sufficient insurance coverage in the future, any successful claim could significantly harm our business, financial condition and results of operations.

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Our commercial success depends significantly on our ability to develop and commercialize our products without infringing the intellectual property rights of third parties.

Our commercial success will depend, in part, on operating our business without infringing the trademarks or proprietary rights of third parties. Third parties that believe we are infringing on their rights could bring actions against us claiming damages and seeking to enjoin the development, marketing and distribution of our products. If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If any of these actions are successful, we could be required to pay damages and/or to obtain a license to continue to develop or market our products, in which case we may be required to pay substantial royalties. However, any such license may not be available on terms acceptable to us or at all. Ultimately, we could be prevented from commercializing a product or forced to cease some aspect of our business operations as a result of patent infringement claims, which would harm our business.

As an Emerging Growth Company under the Jobs Act, we are permitted to rely on exemptions from certain disclosures requirements.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

▪	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
▪	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
▪	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
▪	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTC Bulletin Board and OTCQB. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board, OTCQB or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

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Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

▪	innovations or new products and services by us or our competitors;
▪	government regulation of our products and services;
▪	the establishment of partnerships with other companies;
▪	intellectual property disputes;
▪	additions or departures of key personnel;
▪	sales of our common stock
▪	our ability to integrate operations, technology, products and services;
▪	our ability to execute our business plan;
▪	operating results below expectations;
▪	loss of any strategic relationship;
▪	industry developments;
▪	economic and other external factors; and
▪	period-to-period fluctuations in our financial results.

You should consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We must raise at least 25% of the offering to pursue our business plan on a limited basis.

We have no alternative plan of operation if at least 25% of the shares offered herein are not sold. We plan to remain in business through third-party e-commerce sites or our website sales for as long as possible. Those investing in our common stock through this offering are taking substantial risk in that they may lose their entire investment if we do not sell at least 25% of the shares offered (See Use of Proceeds).

Investors purchasing common Stock prior to our 25% ($40,000 net after offering cost of $10,000) threshold of the offering may lose their entire investment.

We may fail and cease operations all together if 25% or $50,000 of common stock is not sold. Therefore, investors who purchase stock at the beginning of our offering are at greater risk of losing their entire investment than those investing after the 25% threshold is made.

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

The offering has no escrow, and investor funds may be used on receipt. There is no escrow of any funds received by us in this offering, and any funds received may be used by us for any corporate purpose as the funds are received.

We intend to use the money raised in this offering as detailed in “Use of Proceeds” section of this prospectus. However, our management has the discretion to use the money as it sees fit, and may diverge from using the proceeds of this offering as explained herein. The use of proceeds may not be used to increase the value of your investment.

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Because FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.

In addition to the "penny stock" rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because we will be subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

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If our shares are quoted on the OTC Bulletin Board or OTCQB, we will be required to remain current in our filings with the SEC and meet other obligations, the failure of which could risk us to removal from the quotation service.

There is no guarantee that our common stock will ever be quoted on the OTC Bulletin Board or OTCQB. However, in the event that our shares are quoted on the OTC Bulletin Board or OTCQB, we will be required to remain current in our filings with the SEC and, for eligibility on the OTCQB, we must maintain a stock price above $0.01 per share and pay annual dues. In the event that we become delinquent in these requirements, we may be relegated to an inferior quotation service or quotation of our common stock could be terminated. If our shares are not eligible for quotation on the OTC Bulletin Board or OTCQB, investors in our common stock may find it difficult to sell their shares.

Because purchasers in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock, you may experience difficulty recovering the value of your investment.

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering. The dilution experienced by investors in this offering will result in a net tangible book value per share that is less than the offering price of $0.04 per share. Such dilution may depress the value of the company’s common stock and make it more difficult to recover the value of your investment in a timely manner should you chose sell your shares.

If we undertake future offerings of our common stock, purchasers in this offering will experience dilution of their ownership percentage.

Generally, existing shareholders will experience dilution of their ownership percentage in the company if and when additional shares of common stock are offered and sold. In the future, we may be required to seek additional equity funding in the form of private or public offerings of our common stock. In the event that we undertake subsequent offerings of common stock, your ownership percentage, voting power as a common shareholder, and earnings per share, if any, will be proportionately diluted. This may, in turn, result in a substantial decrease in the per-share value of your common stock.

Because you will receive paper stock certificates for purchasing shares in this offering, some investors may find it difficult to liquidate their holdings.

Once you have purchased shares in this offering, we will issue you a paper stock certificate. It may be difficult depositing your paper stock certificates stock into your brokerage account. Many brokers restrict or deny paper certificate deposits. At the same time, most penny stocks are not eligible for electronic (DWAC or DRS) deposit through DTC, so you will not be able to electronically deposit your shares. As such, you may find it difficult to liquidate your shares in our company.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

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Use of Proceeds

The net proceeds to us from the sale of up to 5,000,000 shares of common stock offered at a public offering price of $0.04 per share will vary depending upon the total number of shares sold. The following table summarizes, in order of priority the anticipated application of the proceeds we will receive from this offering if the maximum number of shares is sold:

	Amount Assuming Maximum Offering	Percent of Maximum
GROSS OFFERING	$200,000	100%
Commission[1]	$–	0%
Offering Expenses	$10,000	5%
Net Proceeds	$190,000	95%
USE OF NET PROCEEDS
Product Development, Facility and Equipment [2]	$100,000	52.6%
Advertising and marketing[3]	$10,000	5.3%
Labor[4]	$55,000	28.9%
Legal and accounting[5]	$25,000	13.2%
TOTAL APPLICATION OF NET PROCEEDS	$190,000	100.0%

1 Commissions: Shares will be offered and sold by us without special compensation or other remuneration for such efforts. We do not plan to enter into agreements with finders or securities broker-dealers whereby the finders or broker-dealers would be involved in the sale of the Shares to the investors. Shares will be sold directly by us, and no fee or commission will be paid. However, we reserve the right to utilize the services of licensed broker/dealers and compensate these broker/dealers with a commission not to exceed 10% of the proceeds raised.

2 Product Development, Facility and Equipment: We intend to use approximately $100,000 of the net proceeds of this offering to develop our existing apps, create new apps, lease space, purchase certain equipment such as laptops and domain names.

3 Advertising and marketing: We intend to use approximately $10,000 of the net proceeds of this offering to improve our search engine optimization. We also plan to explore other forms of digital marketing, in areas such as click through advertising.

4 Labor: We intend to use approximately $55,000 of the net proceeds of this offering to compensate contractors/staff who assist with the process of app development on an as-needed basis.

5 Legal and accounting: A portion of the proceeds will be used to pay legal, accounting, and related compliance costs.

In the event that less than the maximum number of shares is sold we anticipate application of the proceeds we will receive from this offering, in order of priority, will be as follows:

	Amount Assuming 75% of Offering	Percent	Amount Assuming 50% of Offering	Percent	Amount Assuming 25% of Offering	Percent
GROSS OFFERING	$150,000	100%	$100,000	100%	$50,000	100%
Commission	$–	0.0%	$–	0%	$–	0%
Offering Expenses	$10,000	7%	$10,000	10%	$10,000	20%
Net Proceeds	$140,000	93%	$90,000	90%	$40,000	80%
USE OF NET PROCEEDS
Facility, Materials and Equipment	$75,000	54%	$40,000	44%	$15,000	37%
Advertising and marketing	$10,000	7%	$5,000	6%	$–	0%
Labor	$30,000	21%	$20,000	22%	$–	0%
Legal and accounting	$25,000	18%	$25,000	28%	$25,000	63%
TOTAL APPLICATION OF NET PROCEEDS	$140,000	100.0%	$90,000	100.0%	$40,000	100.0%

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Determination of Offering Price

The $0.04 per share offering price of our common stock was arbitrarily chosen by management. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

Dilution

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of August 31, 2015, the net tangible book value of our shares was negative $17,764 or approximately $0 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of August 31, 2015.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of 5,000,000 shares and receipt of total proceeds of $200,000 minus the estimated offering expenses of $10,000 resulting in net proceeds of $190,000, the net tangible book value of the 7,500,000 shares to be outstanding will be $172,236, or approximately $0.0230 per Share. This also represents the increase in net tangible book value per share attributable to cash payments from purchasers of the shares offered as the net book value of our shares as of August 31 , 2015 was approximately $0 per share.

Accordingly, the net tangible book value of the shares held by our existing stockholders (2,500,000 shares) will be increased by $0.0130 per share without any additional investment on their part. This increase is calculated by deducting the net tangible book value after the offering per share of $0.0230 from the price paid by existing shareholders of $0.01. The purchasers of shares in this offering will therefore incur immediate dilution (a reduction in the net tangible book value per share) from the offering price of $0.04 per share. The dilution will be $0.0170 per share, which is calculated by deducting the net tangible book value after the offering per share of $0.0230 from the offering price of $0.04.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to August 31, 2015. The following table shows the per share dilution assuming that 25%, 50%, 75% and 100%, respectively, of the primary Offering by the Company is sold.

	25%	50%	75%	100%
Price Paid per Share by Existing Shareholders	$0.01	$0.01	$0.01	$0.01
Public Offering Price per Share	$0.04	$0.04	$0.04	$0.04
Net Tangible Book Value Prior to this Offering	$(17,764)	$(17,764)	$(17,764)	$(17,764)
Net Tangible Book Value After this Offering	$22,236	$72,236	$122,226	$172,236
Increase in Net Tangible Book Value per Share Attributable to cash payments from purchasers of the shares offered	$0.0059	$0.0144	$0.0196	$0.0230
Immediate Dilution per Share to New Investors	$0.0341	$0.0256	$0.0204	$0.0170

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The following table sets forth as of August 31, 2015, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase the maximum offering, assuming a purchase price in this offering of $0.04 per share of common stock.

	Number	Percent	Amount
Existing Stockholders	2,500,000	33.33%	$10,000
New Investors	5,000,000	66.66%	$200,000
Total	7,500,000	100%	$210,000

Plan Of Distribution, Terms Of The Offering

There Is No Current Market for Our Shares of Common Stock

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement of which this prospectus forms a part, we intend to have a market maker file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the OTC Bulletin Board and the OTCQB. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTC Bulletin Board is maintained by the Financial Industry Regulatory Authority. The OTCQB is maintained by OTC Market Group, Inc. The securities traded on the Bulletin Board or the OTCQB are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board or the OTCQB, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

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The Offering will be Sold by Our Officer and Director

We are offering up to a total of 5,000,000 shares of common stock. The offering price is $0.04 per share. The offering will be for nine months unless closed sooner by a sale of all of the shares offered. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 5,000,000 shares. There are no specific events which might trigger our decision to terminate the offering.

The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.

We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and “good funds” are received in our account.

If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

We will sell the shares in this offering through our officers and directors. The officers and directors engaged in the sale of the securities will receive no commission from the sale of the shares nor will they register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a) 4-1. Rule 3(a) 4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our officers and directors satisfies the requirements of Rule 3(a) 4-1 in that:

1.	They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his or her participation; and

2.	They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	They are not, at the time of their participation, an associated person of a broker- dealer; and

4.	They meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not brokers or dealers, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3(a)4-1 of the Exchange Act.

As our officers and director will sell the shares being offered pursuant to this offering, Regulation M prohibits the Company and its officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

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Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission, and continue for a period of nine months unless closed sooner by a sale of all of the shares offered. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 5,000,000 shares. There are no specific events which might trigger our decision to terminate the offering.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. The minimum investment amount for a single investor is $400 for 10,000 shares. Subscriptions for less than the minimum investment will automatically be rejected. All checks for subscriptions must be made payable to “Momentous Holdings Corp.”. All such subscription checks received will by placed into the Company’s bank account located in the United Kingdom. The Company’s President and member of the Board of Directors, Mr. James Horan, is the sole signer on this account.

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

Description of Securities

Our authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of August 31, 2015, there were 2,500,000 shares of our common stock issued and outstanding. Our shares are currently held by one (1) stockholder of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

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Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

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Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Booth Udall Fuller, our independent legal counsel, has provided an opinion on the validity of our common stock.

Paritz & Company P.A., have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Paritz & Company P.A. have presented their report with respect to our audited financial statements. The report of Paritz & Company P.A. is included in reliance upon their authority as experts in accounting and auditing.

Description of Business

Company Overview

We were incorporated as Momentous Holdings Corp. on May 29, 2015 in the State of Nevada for the purpose of designing, acquiring and developing mobile apps and mobile software for download by end consumers.

Prior to forming Momentous Holdings Corp., Mr. Horan, our founder and president, operated the business as a sole proprietor under the dba “Health & Fitness Apps”. He started the business on December 2, 2013, when he purchased a computer, and started working on product designs and the company’s website. The first sales occurred in early 2014, prior to the formation of Momentous Holdings Corp. Subsequently, Mr. Horan contributed the business assets and liabilities of his sole proprietorship into Momentous Holdings Corp., in exchange for 500,000 shares of our common stock.

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Our overall aim is to design, acquire and develop mobile applications (‘app/apps’) and mobile software for download by end consumers. Our goal is to have a training, health and fitness, well-being app for everyone.

With the proceeds from this offering, we intend to further develop our existing apps by including additional features, such as in app purchases and advertising in addition to acquiring and developing new health, fitness and well-being orientated apps. With additional funding we believe we achieve these objectives.

Our Products

Currently we have Muscle Manager and Muscle Manager Pro apps, both available on Apple iTunes (iOS), and are unique apps that track user’s workout history and applies this to a physical representation of the user’s body. Muscle Manager ‘Lite’ is a free download, as of December 2015, 43,700 consumers had downloaded the app. As of the same date we had sold approximately 1,390 copies of the Muscle Manager Pro app which retails at $1.99 per download. The ‘Lite’ version of our app limits the number of excises consumers can view, for example all neck exercises are only available for consumers who upgrade to the Pro version. Users of the ‘Lite’ version are also unable to view the tracking of back exercises. Prior to May 29, 2015, 30,500 customers had downloaded the free Muscle Manager application and 950 copies of the Muscle Manager Pro application had been sold. From May 29, 2015 to October 26, 2015, 13,200 additional customers have downloaded the free Muscle Manager application and 440 additional copies of the Muscle Manager Pro application have been sold. We currently do have any other in app or any other revenues apart from those generated by Muscle Manager Pro. We believe that with additional funding we can develop the apps to generate increased and multi-stream revenues. We also believe there is room in this area of the market for additional fitness and well-being apps to be developed and sold.

We have not updated either Muscle manager or Muscle Manager Pro since March 2014. We have identified various ways in which we can further develop the app and integrate it with established social media channels, we also intend on including in-app purchases including a clothing range and nutrition products giving multiple revenue streams. We have been in discussions with a third party developer since May 29, 2015 regarding our improvements, the costs to implement these improvements and the time line to implement the improvements to both of our apps. We have a current relationship with a third party developer based in the United Kingdom, we have not paid any invoices to this developer since we acquired the apps on May 29, 2015. Our relationship relates to transactions for development work to the apps in connection with the last update in March 2014, prior to our acquisition of the apps. We do not currently have any contracts in place with any third party developers in respect of the proposed improvements and additions to our apps. The execution of any future contracts will not be contingent upon raising capital through offering proceeds.

Management are also developing new apps that will focus on health and wellbeing. The company currently outsource the development of their apps and do not have a formal agreement in place for their outsourcing. Management believe the development and increased marketing of their existing apps along with the development of new apps will significantly increase existing revenues and attract a much larger, global consumer base.

Market Analysis

Our directors, James Horan and Nooroa Ogden, have been involved in the health and fitness industry for over 25 years and have worked with clients achieving outstanding results. James Horan is the former Irish Taekwondo number 1 and Nooroa Ogden worked with London Broncos RFC for over 6 years.

We consider both health and fitness brands and app development companies to be our competition. Our apps are competitively priced as the price for most apps is determined by Apple iTunes. We do however offer customers a very innovative, informative and visual exercise experience. With the planned developments to the app, we will be in a position to offer our exiting and new customer an even better experience.

As more and more people join gyms and society focuses on a healthy, technologically integrated lifestyle, we believe many of these people use apps for convenience, guidance and motivation. The experience of having a personal trainer can now be made possible with the range of mobile applications that focuses on keeping users healthy and fit, at a fraction of the traditional cost. A mobile device can now aid users to make healthy diet decisions, completing proper exercises and workouts, and tracking overall health progress. With the advent of health & fitness app development today, users can easily turn their mobile device into a resource of health information, a reliable workout buddy or even a personal health advisor. We have therefore found a niche in the market for technology aware who want to keep fit and stay healthy. We intend to target this market segment.

iTunes is our current sales platform, it is available worldwide and with increasing numbers of Apple products sold our potential customer base expands with it. We intend to offer our apps on Android but this will be a second phase development. Despite this the majority of our sales have come from The United States, Australia, United Kingdom and United Arab Emirates.

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The major competitive factors in our business are the timeliness and quality of customer service, the quality of finished products and price. Our ability to compete effectively in providing customer service and quality finished products depends primarily on the level of training of our staff, the utilization of computer software and equipment and the ability to perform the services with speed and accuracy. We believe we compete effectively in all of these areas.

Many of our competitors have substantially greater financial, technical, managerial, marketing and other resources than we do and they may compete more effectively than we can. If our competitors offer services at lower prices than we do, we may have to lower the prices we charge, which will adversely affect our results of operations. Furthermore, many of our competitors are able to obtain more experienced employees than we can.

Manufacturing

We currently outsource the development of our apps to third party providers currently located in the United Kingdom with whom we have signed non-disclosure agreements. Our arrangement with our developers is strictly in an invoice basis. We have been discussing the improvements and additions we would like to implement with these providers and negotiating costing and time lines with them. We have a current relationship with a third party developer based in the United Kingdom, we have not paid any invoices to this developer since we acquired the apps on May 29, 2015. Our relationship relates to transactions for development work to the apps in connection with the last update in March 2014, prior to our acquisition of the apps. It is possible that we will seek quotations from other third party providers from the U.S. and India.

It is our present intention to continue our relationship with third party developers and use them to both improve our existing apps, and also design new apps. However, in time, and if we are able to raise capital, we are looking to bring this process in-house through the recruitment of at least one app developer. Our ability to bring this process in-house depends on the amount raised through this offering. Momentous Holdings Corp. owns all of the intellectual property related to its mobile applications.

Marketing

We recognize the critical importance of marketing. We will require a properly designed and executed marketing plan to ensure market penetration and business success.

Our marketing plan will include advertisement on the internet and sites that are already a popular place for potential customers. We also aim to develop cost effective marketing through online social networks such as Facebook, Instagram and Twitter. Currently our website is only available in English but we plan to make it accessible in a range of languages in order to reach worldwide sales. Our market is being driven and sustained by over 6 billion web connected devices.

As our company grows, we plan to obtain an office space in which developers and other staff will work. We aim to launch an eco-friendly marketing campaign that will allow us to tell our story and showcase the products in our ranges.

Our Website

Our plan is to position Momentous Holdings Corp. as a health and fitness, wellbeing focused mobile development company. Our goal is to create quality phone apps that can change the way people interact with their mobile devices for the benefit of their health. Currently, we have limited access to a world market due to the lack of funding that such a marketing drive would require. We have designed and researched a strategy for this but have limited funds to introduce it. With the growth that we are planning we hope to focus more on this.

We are confident that further development of our site will raise customer awareness, and as a result in increased sales and profits. Our vision is to develop our website to a stage that it will become an integral part of our marketing, sales and daily operations.

Our website is located at www.momentouscorp.com

Competition

The health and fitness app development industry is highly competitive. We compete with a variety of companies, many of which have greater financial and other resources than us, or are subsidiaries or divisions of larger organizations. In particular, the industry is characterized by a small number of large, dominant organizations that perform related services.

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The major competitive factors in our business are the timeliness and quality of customer service, the quality of finished products, and price. Our ability to compete effectively in providing customer service and quality finished products, depends primarily on the level of training of our staff, the utilization of computer software and equipment, and the ability to perform the services with speed and accuracy. We believe we compete effectively in all of these areas.

Many of our competitors have substantially greater financial, technical, managerial, marketing and other resources than we do and they may compete more effectively than we can. If our competitors offer services at lower prices than we do, we may have to lower the prices we charge, which will adversely affect our results of operations. Furthermore, many of our competitors are able to obtain more experienced employees than we can.

Regulation and Legislation

We are subject to labor and employment laws, laws governing advertising and promotions, privacy laws, product and other safety regulations, consumer protection regulations, environmental requirements and other laws that regulate retailers and govern the promotion and sale of merchandise and the operation of retail facilities. We believe that we are in compliance with applicable laws in all material respects. Our legal and accounting fees will be paid directly from our bank account based in the United Kingdom opened on September 28, 2015.

Employees

We presently employ James Horan, as our President, CEO, Secretary and Director, and Nooroa Ogden, as our CFO, Treasurer and Director. Mr. Horan presently dedicates approximately 15 hours per week on our business while Mr. Nooroa also dedicates approximately 15 hours per week.

Description of Property

We do not own any real property. We maintain an address at Suite 3, 3rd Floor, 148 Cambridge Heath Road, London, E1 5QJ, United Kingdom. Our corporate address is a professional mail forwarding office where physical office space may be rented on a short-term basis for additional fees. Since the Company’s officers are working for the Company on a part-time basis, it is not necessary to rent any office space at this time. Our business operations, including administrative functions, sales, marketing, and app development are performed at this address, the offices of the Company’s third party developers and the personal residences of our officers, all of whom are currently based in the United Kingdom; however we will also be working remotely. Our corporate books and records are maintained and stored with our legal council at: Booth Udall Fuller, 1255 W. Rio Salado Pkwy., Ste. 215, Tempe, AZ 85281. Our fixed equipment is located at the personal residences of our officers.

Legal Proceedings

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Our agent for service of process in Nevada is Incsmart.biz, Inc., 1516 E. Tropicana Ave, Ste. 155, Las Vegas, NV. 89119

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws;(c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

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The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have one (1) holder of record of our common stock.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144. In general, Rule 144 as currently in effect permits our common stock that has been acquired by a person who is an affiliate of ours, or has been an affiliate of ours within the past three months, to be sold into the market in an amount that does not exceed, during any three-month period, the greater of:

(1)	one percent of the total number of shares of our common stock outstanding; or
(2)	the average weekly reported trading volume of our common stock for the four calendar weeks prior to the sale.

Such sales are also subject to specific manner of sale provisions, a six-month holding period requirement, notice requirements and the availability of current public information about us.

Rule 144 also provides that a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least six months beneficially owned shares of our common stock that are restricted securities, will be entitled to freely sell such shares of our common stock subject only to the availability of current public information regarding us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned for at least one year shares of our common stock that are restricted securities, will be entitled to freely sell such shares of our common stock under Rule 144 without regard to the current public information requirements of Rule 144.

Moreover, Rule 144 is not available to shareholders of an issuer that is deemed to be a “shell company” as such term is defined in Rule 405 under Regulation C promulgated by the SEC under the Securities Act of 1933. Briefly, a company that has nominal assets (not including cash) and has nominal operations is deemed to be a shell company. Our company currently meets this definition of a shell company and as such, holders of shares of our common stock, other than shares sold pursuant to this registration statement once it is effective, would not be able resell such shares pursuant to Rule 144 until one (1) year from the date that the company ceases to be a shell company. In addition to either acquiring more than nominal assets or having more than nominal operations, we also would need to file with the SEC the information that would be required to be filed in a Form 10 registration statement in order to no longer be considered a shell company and commence the aforementioned one (1) year period of time. Since we cannot predict when we will acquire more than nominal assets or have more than nominal operations, we are unable to estimate when Rule 144, if ever, will be available to our shareholders.

Stock Option Grants

To date, we have not granted any stock options.

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Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

(1)	we would not be able to pay our debts as they become due in the usual course of business, or;
(2)	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Financial Statements

Index to Financial Statements:

Financial Statements:

F-1	Balance Sheets at August 31, 2015 and May 31, 2015; (unaudited)

F-2	Statement of Comprehensive Loss for the three months ended August 31, 2015 and 2014; (unaudited)

F-3	Statement of Cash Flows for the three months ended August 31, 2015 and August 31, 2014; (unaudited)

F-4	Notes to Financial Statements;

F-9	Report of Independent Registered Public Accounting Firm

F-10	Balance Sheets at May 31, 2015 and 2014;

F-11	Statement of Comprehensive Loss for the year ended May 31, 2015 and for the period from December 2, 2013 to May 31, 2014;

F-12	Statement of Stockholders’ Deficit as of May 31, 2015;

F-13	Statement of Cash Flows for the year ended May 31, 2015 and for the period from December 2, 2013 to May 31, 2014;

F-14	Notes to Financial Statements;

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Momentous Holdings Corp.

Balance Sheet

(Unaudited)

	August 31,	May 31,
ASSETS	2015	2015
Current Assets
Prepaid Expenses	$1,026	$–
Total Current Assets	1,026	–
Fixed Assets
Property & Equipment, net of accumulated depreciation of $559 and $472, respectively.	803	881

TOTAL ASSETS	$1,829	$881

LIABILITIES AND STOCKHOLDERS' DEFICIT
Liabilities
Current Liabilities
Accounts payable	$–	$4,993
Advances from related party	19,593	13,320
Total Current Liabilities	19,593	18,313
Total Liabilities	19,593	18,313

Stockholders' Deficit
Preferred stock, $0.001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding as of August 31, 2015 and May 31, 2015 , respectively	–	–
Common stock, $0.001 par value, 75,000,000 shares authorized; 2,500,000 and 2,500,000 shares issued and outstanding as of August 31, 2015 and May 31, 2015 , respectively	2,500	2,500
Additional paid-in capital	7,500	7,500
Accumulated deficit	(18,510)	(18,291)
Stock Subscription Receivable	(10,000)	(10,000)
Accumulated other comprehensive income	746	859
Total Stockholders' Deficit	(17,764)	(17,432)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,829	$881

The accompanying notes are an integral part of these financial statements.

F-1

Momentous Holdings Corp.

Statements of Comprehensive Loss

(Unaudited)

	Three Months	Three Months
	Ended	Ended
	August 31,	August 31,
	2015	2014

Revenues	$389	$775

Cost of Goods Sold	142	41

Gross Profit	247	734

Operating Expenses
General and administrative expenses	466	187
Total Operating Expenses	466	187

Income/(Loss) before Provision for Income Taxes	(219)	547

Provision for Income Taxes	–	–

Net Income/(Loss)	$(219)	$547

Other Comprehensive Loss
Foreign currency translation adjustment	(113)	(370)
Total Comprehensive Income/(Loss)	(332)	177

Net Loss per Share: Basic and Diluted	$(0.00)	$–

Weighted Average Number of Shares Outstanding: Basic and Diluted	2,500,000	–

The accompanying notes are an integral part of these financial statements.

F-2

Momentous Holdings Corp.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months	Three Months
	Ended	Ended
	August 31,	August 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$(219)	$547
Adjustments to reconcile net loss to net cash used in operating activities		–
Depreciation expense	87	187
Changes in:
Accounts payable	(4,993)	–
Net cash provided by (used in) operating activities	(5,125)	734

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from Director, net	6,273	(848)
Net cash provided by (used in) financing activities	6,273	(848)

Effect of exchange rate changes on cash	(1,148)	114

Changes in cash during the period	–	–

Cash at beginning of period	–	–

Cash at end of period	$–	$–

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for taxes	$–	$–
Cash paid for interest	$–	$–

The accompanying notes are an integral part of these financial statements.

F-3

Momentous Holdings Corp.

Notes to the Financial Statements

August 31, 2015

(Unaudited)

NOTE 1 – ORGANIZATION, DESCRIPTION OF BUSINESS AND PRINCIPLES OF CONSOLIDATION

We were incorporated as Momentous Holdings Corp. (the “Company”) on May 29, 2015 in the State of Nevada for the purpose of designing, acquiring and developing mobile apps and mobile software for download by end consumers.

Prior to forming Momentous Holdings Corp., Mr. Horan, our founder and president, operated the business as a sole proprietor under the dba “Health & Fitness Apps”. He started the business on December 2, 2013, when he purchased a computer, and started working on product designs and the company’s website. The first sales occurred in early 2014, prior to the formation of Momentous Holdings Corp. Subsequently, Mr. Horan contributed the business assets and liabilities of his sole proprietorship into Momentous Holdings Corp., in exchange for 500,000 shares of our common stock.

Our overall aim is to design, acquire and develop mobile applications (‘app/apps’) and mobile software for download by end consumers. Our goal is to have a training, health and fitness, well-being app for everyone.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The consolidated financial statements include the financial statements of Momentous Holdings Corp., and James Horan doing business as Health & Fitness Apps which have been accounted for as a combination of entities under common control. All significant inter-company balances and transactions have been eliminated upon consolidation.

The Company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.” The Company is devoting substantially all of its efforts to the development of its business plans. The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; and does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

The Company has elected May 31 as its fiscal year end.

Earnings (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

F-4

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company follows FASB ASC 605 “ Revenue Recognition ” and recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met:

1. persuasive evidence of an arrangement exists;

2. the product has been shipped or the services have been rendered to the customer;

3. the sales price is fixed or determinable; and,

4. collectability is reasonably assured.

Major revenue activities are expected to be generated from the sale of apps, nutrition products, advertising and branded merchandise and clothing.

Income Taxes

The Company accounts for its income taxes in accordance with ASC No. 740, "Income Taxes". Under Statement 740, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

Depreciation, Amortization and Capitalization

Property and equipment is stated at cost. Depreciation is computed by the straight-line method over estimated useful lives (3-7 years). Historical costs are reviewed and evaluated for the net realizable value of the assets. The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the depreciation and amortization period or the unamortized balance is warranted. Based upon its most recent analysis, the Company believes that no impairment of long-lived assets existed at August 31, 2015.

Long-lived assets such as property and equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable. When required impairment losses on assets to be held and used are recognized based on the fair value of the asset. The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required. If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset. When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets. We did not recognize any impairment losses for any periods presented.

We expense software development costs, including costs to develop software products or the software component of products to be marketed to external users, before technological feasibility of such products is reached. We have determined that technological feasibility is reached shortly before the release of those products and as a result, the development costs incurred after the establishment of technological feasibility and before the release of those products are not material.

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

F-5

Foreign Currency Translation

The functional currency of the Company is Great British Pounds (GBP). Assets and liabilities of our operations are translated into United States dollar equivalents using the exchange rates in effect at the balance sheet date. Revenues and expenses are translated using the average exchange rates during each period. Adjustments resulting from the process of translating foreign functional currency financial statements into U.S. dollars are included in accumulated other comprehensive income in shareholders’ deficit.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

NOTE 3 - PROPERTY AND EQUIPMENT

Property consists of equipment purchased for the production of revenues. As of:

	August 31,	May 31,
	2015	2015
Equipment	1,362	1,353
Less accumulated depreciation	559	472
Equipment, net	803	881

Assets are depreciated over their useful lives beginning when placed in service. Depreciation expense was $87 and $347 for the three months to August 31, 2015 and the year ended May 31, 2015, respectively.

NOTE 4 - INCOME TAXES

The reconciliation of income tax provision (benefit) at the U.S. statutory rate of 34% for the three months to August 31, 2015 and for the year to May 31, 2015 to the Company’s effective tax rate is as follows:

	August 31, 2015	May 31, 2015

Income tax benefit at statutory rate	$332	$1,894
Change in valuation allowance	(332)	(1,894)
Income tax provision	$–	$–

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets as of August 31, 2015 and May 31, 2015 are as follows:

	August 31, 2015	May 31, 2015

Net Operating Loss	$6,551	$6,219
Valuation allowance	(6,551)	(6,219)
Net deferred tax asset	$–	$–

The Company has approximately $18,510 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire commencing in fiscal 2035. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

F-6

NOTE 5 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has generated minimal revenues since inception, has an accumulated deficit of $18,510 since inception and a stockholders deficit of $17,764 at August 31, 2015. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The continuing operations of the Company are dependent upon its ability to continue to raise adequate financing and to commence profitable operations in the future and repay its liabilities arising from normal business operations as they become due.

NOTE 6 - SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

The Company does not have a bank account. A director pays for all expenses and all revenues were deposited into his personal bank account. The difference between the revenues and expenses are shown as advances from related party.

As of August 31, 2015 and May 31, 2015, the balance of the amounts due to the director was $19,593 and $13,320, respectively. The amounts loaned to and from the director were unsecured, non-interest bearing, and had no specific terms of repayment. The Company neither owns nor formally leases any real or personal property, and an officer has provided office services without charge. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 – CAPITAL STOCK

The Company was incorporated on May 29, 2015 in Nevada with authorized capital of 75,000,000 shares of $0.001 par value common stock and 10,000,000 shares of $0.001 par value preferred stock.

On May 29, 2015, the Company’s founder, President and CEO, James Horan, subscribed for 1,000,000 common shares, at a price of $0.005 per share.

On May 29, 2015, the Company’s former Secretary and Treasurer, Andrew Brown, subscribed for 1,000,000 common shares, at a price of $0.005 per share.

As of May 31, 2015 these amounts have not been received by the Company and are reflected as stock subscription receivable.

On May 29, 2015, the Company’s founder, President and CEO, James Horan, contributed the business assets and liabilities of his sole proprietorship into Momentous Holdings Corp., in exchange for 500,000 shares of our common stock.

There were 2,500,000 shares of common stock issued and outstanding at August 31, 2015. There were no shares of preferred stock issued and outstanding at August 31, 2015.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has evaluated events subsequent to August 31, 2015 through November 28, 2015, and the date of these financial statements were available to be issued.

On September 28, 2015 the Company received the $10,000 in respect of James Horan’s subscription of 1,000,000 common shares, at a price of $0.005 per share and Andrew Brown’s subscription of 1,000,000 common shares, at a price of $0.005 per share.

On September 28, 2015 the Company opened a bank account and since that date all of the Company’s revenues and expenses are received and paid such bank account. Prior to September 28, 2015 the Company did not have a bank account. Up to that date, one of the Company’s directors, Mr. James Horan, personally paid for all of the Company’s expenses. All revenues were deposited into his personal bank account and he paid for all expenses from his personal bank account. The difference between the revenues and expenses to that date is shown as advances from related party.

F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Momentous Holding Corp.

We have audited the accompanying balance sheets of Momentous Holdings Corp.(the Company) as of May 31, 2015 and 2014 and the related statements of comprehensive loss, stockholders’ deficit and cash flows for the year ended May 31, 2015 and for the period December 2, 2013 (Inception) to May 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Momentous Holdings Corp. as of May 31, 2015 and 2014, and the results of its operations and cash flows for the year ended December 31, 2015 and for the period December 2, 2013 (Inception) to May 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As disclosed in Note 5 to the financial statement the Company has generated minimal revenues since inception, has an accumulated deficit of $18,291 since inception and a stockholders deficit of $17,432 at May 31, 2015. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/Paritz & Company, P.A.

Hackensack, New Jersey

September 28, 2015

F-8

Momentous Holdings Corp.

Balance Sheets

	May 31,	May 31,
ASSETS	2015	2014
Current Assets	–	–
Total Current Assets	–	–
Fixed Assets
Property and Equipment, net of accumulated depreciation of $472 and $125, respectively.	881	1,361

TOTAL ASSETS	$881	$1,361

LIABILITIES AND STOCKHOLDERS' DEFICIT
Liabilities
Current Liabilities
Accounts payable	$4,993	$–
Advances from related party	13,320	14,551
Total Current Liabilities	18,313	14,551
Total Liabilities	18,313	14,551

Stockholders' Deficit
Preferred stock, $0.001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding as of May 31, 2015 and May 31, 2014 , respectively	–	–
Common stock, $0.001 par value, 75,000,000 shares authorized; 2,500,000 and 0 shares issued and outstanding as of May 31, 2015 and May 31, 2014 , respectively	2,500	–
Additional paid-in capital	7,500	–
Accumulated deficit	(18,291)	(12,720)
Stock Subscription Receivable	(10,000)	–
Accumulated other comprehensive income	859	(469)
Total Stockholders' Deficit	(17,432)	(13,189)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$881	$1,362

The accompanying notes are an integral part of these financial statements.

F-9

Momentous Holdings Corp.

Statements of Comprehensive Loss

		From inception
		(December 2, 2013
	Year Ended	to
	May 31,	May 31,
	2015	2014

Revenues	$1,801	$289

Cost of Revenue	431	105

Gross Profit	1,370	184

Operating Expenses
Development Expenses	–	12,784
General and administrative expenses	6,941	120
Total Operating Expenses	6,941	12,904

Loss before Provision for Income Taxes	(5,571)	(12,720)

Provision for Income Taxes	–	–

Net Loss	$(5,571)	$(12,720)

Other Comprehensive Income/(Loss)
Foreign currency translation adjustment	1,328	(469)
Total Comprehensive Loss	(4,243)	(13,189)

Net Loss per Share: Basic and Diluted	$(0.00)	$–

Weighted Average Number of Shares Outstanding: Basic and Diluted	2,500,000	–

The accompanying notes are an integral part of these financial statements.

F-10

Momentous Holdings Corp.

Statements of Cash Flows

		From inception
		(December 2, 2013
	Year Ended	to
	May 31,	May 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,571)	$(12,720)
Adjustments to reconcile net loss to net cash used in operating activities		–
Depreciation expense	351	121
Changes in:
Accounts payable	4,993	–
Net cash used in operating activities	(227)	(12,599)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Property and Equipment	–	(1,481)
Net cash used in investing activities	–	(1,481)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from (repayment to) Director	(1,231)	14,551
Net cash provided by/(used in) financing activities	(1,231)	14,551

Effect of exchange rate changes on cash	1,458	(469)

Changes in cash during the period	–	–

Cash at beginning of period	–	–

Cash at end of period	$–	$–

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for taxes	$–	$–
Cash paid for interest	$–	$–

The accompanying notes are an integral part of these financial statements.

F-11

Momentous Holdings Corp.

Statement of Stockholders' Deficit

	Common Stock		Additional Paid-in	Stock Subscription	Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Capital	Received	Deficit	Income	Total
Balance, December 2, 2013	–	$–	$–	$–	$–		$–
				–
Net loss	–	–	–	–	(12,720)		(12,720)
Other comprehensive income/(loss)	–	–	–	–	–	(469)	(469)
Balance, May 31, 2014	–	–	–	–	(12,720)	(469)	(13,189)

Common stock issued for cash	2,000,000	2,000	8,000	(10,000)	–	–	–

Common stock issued for intangibles	500,000	500	(500)	–	–	–	–

Net loss	–	–	–	–	(5,571)	–	(5,571)
Other comprehensive income/(loss)						1,328	859
Balance, May 31, 2015	2,500,000	2,500	7,500	(10,000)	(18,291)	859	(17,432)

   The accompanying notes are an integral part of these financial statements

F-12

Momentous Holdings Corp.

Notes to the Financial Statements

NOTE 1 – ORGANIZATION, DESCRIPTION OF BUSINESS AND PRINCIPLES OF CONSOLIDATION

We were incorporated as Momentous Holdings Corp. (the “Company”) on May 29, 2015 in the State of Nevada for the purpose of designing, acquiring and developing mobile apps and mobile software for download by end consumers.

Prior to forming Momentous Holdings Corp., Mr. Horan, our founder and president, operated the business as a sole proprietor under the dba “Health & Fitness Apps”. He started the business on December 2, 2013, when he purchased a computer, and started working on product designs and the company’s website. The first sales occurred in early 2014, prior to the formation of Momentous Holdings Corp. Subsequently, Mr. Horan contributed the business assets and liabilities of his sole proprietorship into Momentous Holdings Corp., in exchange for 500,000 shares of our common stock.

Our overall aim is to design, acquire and develop mobile applications (‘app/apps’) and mobile software for download by end consumers. Our goal is to have a training, health and fitness, well-being app for everyone.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The consolidated financial statements include the financial statements of Momentous Holdings Corp., and James Horan doing business as Health & Fitness Apps which have been accounted for as a combination of entities under common control. All significant inter-company balances and transactions have been eliminated upon consolidation.

The Company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.” The Company is devoting substantially all of its efforts to the development of its business plans. The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; and does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

The Company has elected May 31 as its fiscal year end.

Earnings (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

F-13

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company follows FASB ASC 605 “ Revenue Recognition ” and recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met:

1. persuasive evidence of an arrangement exists;

2. the product has been shipped or the services have been rendered to the customer;

3. the sales price is fixed or determinable; and,

4. collectability is reasonably assured.

Major revenue activities are expected to be generated from the sale of apps, nutrition products, advertising and branded merchandise and clothing.

Income Taxes

The Company accounts for its income taxes in accordance with ASC No. 740, "Income Taxes". Under Statement 740, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

Depreciation, Amortization and Capitalization

Property and equipment is stated at cost. Depreciation is computed by the straight-line method over estimated useful lives (3-7 years). Historical costs are reviewed and evaluated for the net realizable value of the assets. The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the depreciation and amortization period or the unamortized balance is warranted. Based upon its most recent analysis, the Company believes that no impairment of long-lived assets existed at May 31, 2015.

Long-lived assets such as property and equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable. When required impairment losses on assets to be held and used are recognized based on the fair value of the asset. The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required. If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset. When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets. We did not recognize any impairment losses for any periods presented.

We expense software development costs, including costs to develop software products or the software component of products to be marketed to external users, before technological feasibility of such products is reached. We have determined that technological feasibility is reached shortly before the release of those products and as a result, the development costs incurred after the establishment of technological feasibility and before the release of those products are not material.

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

F-14

Foreign Currency Translation

The functional currency of the Company is Great British Pounds (GBP). Assets and liabilities of our operations are translated into United States dollar equivalents using the exchange rates in effect at the balance sheet date. Revenues and expenses are translated using the average exchange rates during each period. Adjustments resulting from the process of translating foreign functional currency financial statements into U.S. dollars are included in accumulated other comprehensive income in shareholders’ deficit.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

NOTE 3 - PROPERTY AND EQUIPMENT

Property consists of equipment purchased for the production of revenues. As of:

	May 31,	May 31,
	2015	2014
Equipment	$1,353	$1,486
Less accumulated depreciation	472	125
Equipment, net	$881	$1,361

Assets are depreciated over their useful lives beginning when placed in service. Depreciation expense was $347 and $125 for the year ended May 31, 2015 and the period from Inception (December 2, 2013 to May 31, 2014 respectively.

NOTE 4 - INCOME TAXES

The reconciliation of income tax provision (benefit) at the U.S. statutory rate of 34% for the year ended May 31, 2015 and for the period from inception (December 2, 2013) to May 31, 2014 to the Company’s effective tax rate is as follows:

	2015	2014

Income tax benefit at statutory rate	$1,894	$4,325
Change in valuation allowance	(1,894)	(4,325)
Income tax provision	$–	$–

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets as of May 31, 2015 and 2014 are as follows:

	2015	2014

Net Operating Loss	$6,219	$4,325
Valuation allowance	(6,219)	(4,325)
Net deferred tax asset	$–	$–

The Company has approximately $18,290 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire commencing in fiscal 2035. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

F-15

NOTE 5 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has generated minimal revenues since inception, has an accumulated deficit of $18,290 since inception and a stockholders deficit of $17,432 at May 31, 2015. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The continuing operations of the Company are dependent upon its ability to continue to raise adequate financing and to commence profitable operations in the future and repay its liabilities arising from normal business operations as they become due.

NOTE 6 - SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

The Company does not have a bank account. A director pays for all expenses and all revenues were deposited into his personal bank account. The difference between the revenues and expenses is shown as payable.

As of May 31, 2015 and 2014, the balance of the amounts due to the director was $13,320 and $14,551, respectively. The amounts loaned to and from the director were unsecured, non-interest bearing, and had no specific terms of repayment. The Company neither owns nor formally leases any real or personal property, and an officer has provided office services without charge. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 – CAPITAL STOCK

The Company was incorporated on May 29, 2015 in Nevada with authorized capital of 75,000,000 shares of $0.001 par value common stock and 10,000,000 shares of $0.001 par value preferred stock.

On May 29, 2015, the Company’s founder, President and CEO, James Horan, subscribed for 1,000,000 common shares, at a price of $0.005 per share.

On May 29, 2015, the Company’s former Secretary and Treasurer, Andrew Brown, subscribed for 1,000,000 common shares, at a price of $0.005 per share.

As of May 31, 2015 these amounts have not been received by the Company and are reflected as stock subscription receivable.

On May 29, 2015, the Company’s founder, President and CEO, James Horan, contributed the business assets and liabilities of his sole proprietorship into Momentous Holdings Corp., in exchange for 500,000 shares of our common stock.

There were 2,500,000 shares of common stock issued and outstanding at May 31, 2015. There were no shares of preferred stock issued and outstanding at May 31, 2015.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has evaluated events subsequent to May 31, 2015 through September 28, 2015, and the date of these financial statements were available to be issued.

On September 28, 2015 the Company received the $10,000 in respect of James Horan’s subscription of 1,000,000 common shares, at a price of $0.005 per share and Andrew Brown’s subscription of 1,000,000 common shares, at a price of $0.005 per share.

F-16

Management Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Management's statements contained in this portion of the prospectus are not historical facts and are forward-looking statements. Factors which could have a material adverse effect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to, those matters discussed under the section entitled “Risk Factors,” above. Such risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Our Plan for the Next 12 Months

The following is a list of business goals and milestones we wish to accomplish within the next twelve months.

•	Secure necessary funds
•	Product Development, Facility and Equipment
•	Engage in advertising and marketing
•	Hire skilled employees to complete our team
•	Pay for legal and accounting costs

Our first major milestones will be securing funds and upping the scale of our production. This is our primary focus. In three years, we hope to have established our brand, apps and company in the United States, United Kingdom and internationally.

Product Development, Facility and Equipment

Should we secure sufficient funding we intend to develop our existing apps to include the following features with associated costs:

1)	Develop a feature that provides the user with suggested exercises once a particular muscle/muscle group is chosen. Also to include the ability to show exercises previously completed to explain users delayed onset muscle soreness (DOMS). This feature would also record previous exercises completed by the user to allow progress tracking and progress reports. The cost of these additions would be approximately $25,000 and take two months to implement.
2)	Add a ‘shuffle’ feature in which the app randomly suggests a full body exercise program for any given day as opposed to ‘shuffling’ between the same muscle groups as the app currently does. This would cost approximately $7,600 and would take two weeks to implement.
3)	Include the ability for users to share completed training programs via social media/networking, such as Strava, map My Run, My Fitness Plan, Twitter, Instagram and Facebook. This allows people to share their work-outs and also promotes the app. This would be achieved within a few days and would cost approximately $2,000.
4)	Add a function that allows the recording or cardiovascular exercises. This feature would cost approximately $9,000 and would take a month to implement.
5)	After a workout the user is asked to grade their effort, this may not be accurate, particularly in beginners. The addition of a more detailed recording function to record sets/repetitions/time with beginner, intermediate, experience variations. Due to the complexity or calculating the required algorithms this would cost approximately $11,500 and one month to implement.
6)	Add an additional feature to sell products through the app to include supplements, exercise clothing, footwear etc. This feature will allow us to develop our own clothing or retail other brands and provide a secondary revenue stream. This feature will take one month to develop and will cost approximately $8,000.
7)	Add a function to illustrate a male or female muscular anatomy depending on the user, currently the app only shows a male muscular illustration. This required extensive programming and could cost between $3,800 and $7,600 and could be achieved within a month.

As we currently outsource the development of our apps the above costs would hold true unless we employed our own developer. We estimate we could employ a proficient developer for around $55,000 per annum. This would allow us to implement the above changes and develop new apps. The cost of a new app developed by an external provider would be in excess of $25,000. Depending on our ability raise funding it may be more cost effective to employ a developer than outsource the development of our apps. This would also require us to purchase equipment and lease a facility. We suspect a suitable facility could be found for $15,000 p.a. and equipment costs would be in the region of $15,000 to include computers and software licenses.

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In the event we are able to raise less than 100% of our offering, we will have to scale back our planned development, leasing of a facility and taking on full time staff. Thus, for instance, if we are only raise 50% to 100% of our offering, we will use external providers to develop our existing apps. In the event we are only able to raise less than 50%, we will focus on points 1, 2 and 4 of the above list. In the event that we are only able to raise 25% or $40,000, we will focus on points 1, 2 and 3 of the above list with the balance of funding to be allocated to an advertising campaign to increase consumer awareness.

Advertising and Marketing

We intend to increase our marketing and web presence immediately/when funding is received. We intend to instruct a specialist search engine optimization (SEO) and marketing expert to help penetrate new market opportunities in the US, UK and other countries.

Our objectives are to: increase downloads of the free app globally and increase conversion rates from the ‘lite’ to the purchased version.

We estimate initially this will cost $2,750 per month for 20 hours of dedicated support. This can be increased to $4,000 per month for 50 hours and $7,300 per month for 100 hours should we raise sufficient funds. We will primarily look to focus on organic routes such as strong SEO and social media presence using Apple iTunes, Google AdWords, Facebook, Instagram and Twitter. Google AdWords for example allows you to choose where your ad appears, on which specific websites and in which geographical areas (states, towns, or even neighborhoods), allowing for targeted marketing.

We intend to budget a total of $10,000 for marketing and advertising if we sell 100% of our offering. The shortfall in funds to complete the above objections is expected to be met by our revenues. In the event we are able to raise less than 100% of our offering, we will have to scale back on advertising and marketing in the order of preference outlined above. Thus, for instance, if we are only raise 50% to 100% of our offering, we will develop search engine optimization with less money involved in our marketing campaign. In the event we are only able to raise less than 50%, we will have to consider our options with available revenues. We will implement these campaigns once we have developed our existing apps. It is important that we improve the app before increasing advertising. As sales have been seasonal we will try to develop the apps immediately to ensure marketing is implemented in line with seasonal downloads. A budget will be allocated to advertising once we have secured funding or gross profits allow within the next 3 to 6 months.

Labor

We estimate we could employ a proficient developer for around $55,000 per annum. This would allow us to implement the above changes and develop new apps. The cost of a new app developed by an external provider would be in excess of $25,000. Depending on our ability raise funding it may be more cost effective to employ a developer than outsource the development of our apps. This would also require us to purchase equipment and lease a facility.

Should we raise sufficient funding we would start recruiting immediately. Alternatively we could continue to outsource elements of the development process as required until such a time those full time employees are financially viable. We would expect this to be within the next 12-24 months though organic growth should we not receive sufficient funding to recruit immediately. Required training will be funded through revenues or proceeds of this offering and employees will be sent on formal training courses offered by suitable industry trainers. We intend to hire new employees depending on our development needs as funds are available. We expect this will be within the next 3 to 6 months and it will be prioritized in order of merit and depending on the increase in sales.

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Offering Expenses, Legal and Accounting

In order to fund our operations and pay offering expenses of $10,000, we believe that we need the $200,000 in proceeds from this offering. Upon effectiveness of our registration statement of which this prospectus forms as part, we will be required to compensation legal and accounting professional as we meet our reporting obligations with the Securities and Exchange Commission. We believe this will costs us approximately $25,000 for the next twelve months.

As of August 31, 2015, we had $1,026 in current assets and current liabilities in the amount of $19,593. Accordingly, we had working capital deficit of $18,567 as of August 31, 2015. Our current working capital along with our revenues is not sufficient to enable us to implement our business plan as set forth in this prospectus. Our expenses in this offering are estimated at $10,000, and we will need a minimum of $40,000 for the next twelve months. As such, our monthly burn rate for the next twelve months is estimated at $3,300. We will need to sell a minimum of 25% of the shares offering in this prospectus for net proceeds of $40,000 in order to meet our financial obligations. Our ability to remain in business with less than $40,000 in this offering is questionable.

Based on our current burn rate, we will run out of funds by February 2015 without additional capital and assuming revenues based on past performance during that period. If we fail to raise sufficient funds in this offering, investors may lose their entire cash investment. The Company’s business plans do not include selling the Company to a private entity through a business combination or reverse merger transaction should the Company fail to raise sufficient funds in this offering. Management believes that the Company will be able to operate for the coming year by obtaining additional loans from our directors and from equity funding, via proceeds raised from the offering set forth in this prospectus. Although we have not reached a formal agreement or understanding with our directors, we have been informed that Mr. Horan is willing to provide an additional $50,000 over the next 12 months, assuming Mr. Horan does not experience any personal financial difficulties during that period of time. In the future, the Company may be required to seek additional equity funding in the form of private or public offerings of its common stock.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements for the quarter ended August 31, 2015, together with notes thereto, and our financial statements for the year ended May 31, 2015, together with notes thereto, which are included in this Registration Statement on Form S-1.

Results of Operations for the three months to August 31, 2015 and 2014.

Revenues

Our total revenue reported for the three months to August 31, 2015 and 2014 were $389 and $775, respectively.

We expect revenues to increase for the year ended May 31, 2016 as a result of increased sales resulting from improved marketing, app development and new app launches. If we are able to raise money, we hope to generate revenues from new apps, advertising and merchandise sales through our existing apps.

Cost of Revenue

Our cost of revenue for the three months to August 31, 2015 and 2014 were $142 and $41, respectively.

Gross Profit

Gross profits for the three months to August 31, 2015 and 2014 were $247 and $734, respectively approximately 63% and 95%, of sales respectively.

Operating Expenses

Operating expenses were $466 and $187 for the three months to August 31, 2015 and 2014, respectively.. Our operating expenses for the three months to August 31, 2015 and 2014 consisted of general and administrative expenses.

We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to the measures described above to implement our business plan and the professional fees associated with our becoming a reporting company under the Securities Exchange Act of 1934.

Net Loss

Net loss for the three months to August 31, 2015 and 2014 were $219 and $547, respectively.

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Liquidity and Capital Resources

As of August 31, 2015, we had total assets of $1,826, consisting of prepaid expenses of $1,026 and $803 of property and equipment. We had current liabilities of $19,593 as of August 31, 2015 consisting of an advance from related party. Accordingly, we had a working capital deficit of $18,567 as of August 31, 2015.

Operating activities expended $5,125 in cash for the three months to August 31, 2015. Financing Activities for the three months to August 31, 2015 provided $6,273 in proceeds of director advances.

As outlined above, we expect to spend approximately $200,000 toward the initial implementation of our business plan over the course of our next full fiscal year, as of August 31, 2015, we had no cash. The success of our business plan therefore depends on raising funds through the current offering. If the maximum offering is sold, we should have sufficient cash to carry out our business plan until May 31, 2016. If substantially less than the maximum offering is sold, however, our ability to execute on our immediate business plan will be impaired. Our ability to operate beyond May 31, 2016, is contingent upon us obtaining additional financing and/or upon realizing sales revenue sufficient to fund our ongoing expenses. Until we are able to sustain our ongoing operations through sales revenue, we intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Going Concern

Our assets at August 31, 2015 total $1,829. This amount does not provide adequate working capital for us to successfully operate our business and to service our debt. Expenses incurred to the date of this prospectus are being recorded our books as they occur. This raises substantial doubt about our ability to continue as a going concern. Our continuation as a going concern is dependent upon obtaining additional working capital. Management believes that we will be able to operate for the coming year by obtaining additional loans from our directors and from equity funding, via proceeds raised from the offering set forth in this prospectus. However there can be no assurances that management's plans will be successful.

Off Balance Sheet Arrangements

As of August 31, 2015, there were no off balance sheet arrangements.

Results of Operations for the Years Ended May 31, 2015 and Period from December 2, 2013 to May 31, 2014.

Revenues

Our total revenue reported for the year ended May 31, 2015 was $1,801. We had revenues of $289 for the period from December 2, 2013 through May 31, 2014.

We expect revenues to increase for the year ended May 31, 2016 as a result of increased sales resulting from improved marketing, app development and new app launches. If we are able to raise money, we hope to generate revenues from new apps, advertising and merchandise sales through our existing apps.

Cost of Revenue

Our cost of revenue for the year ended May 31, 2015 and the period from December 2, 2013 to May 31, 2014 were $431 and $105, respectively.

Gross Profit

Gross profits for the year ended May 31, 2015 and the period from December 2, 2013 to May 31, 2014 were $1,370 and $184, respectively, or approximately 76% and 65%, of sales respectively.

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Operating Expenses

Operating expenses were $6,941 and $12,904 for the year ended May 31, 2015 and the period from December 2, 2013 to May 31, 2014, respectively. Our operating expenses for the year ended May 31, 2015 consisted of depreciation in the amount of $351, general and administrative expenses of $157 and professional fees of $6,433. Our operating expenses for the period from December 2, 2013 to May 31, 2014 consisted of development expenses of $12,784 and depreciation of $120.

We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to the measures described above to implement our business plan and the professional fees associated with our becoming a reporting company under the Securities Exchange Act of 1934.

Net Loss

Net loss for the year ended May 31, 2015 was $5,571. Our net loss for the period from December 2, 2013 to May 31, 2014 was $12,720.

Liquidity and Capital Resources

As of May 31, 2015, we had total current assets of $881, consisting of property and equipment. We had current liabilities of $18,313 as of May 31, 2015. Accordingly, we had a working capital deficit of $17,432 as of May 31, 2015.

Operating activities expended $227 in cash for the year to May 31, 2015. Financing Activities for the year to May 31, 2015 used $1,231 in repayments of director advances.

As outlined above, we expect to spend approximately $200,000 toward the initial implementation of our business plan over the course of our next full fiscal year, as of May 31, 2015, we had no cash. The success of our business plan therefore depends on raising funds through the current offering. If the maximum offering is sold, we should have sufficient cash to carry out our business plan until May 31, 2016. If substantially less than the maximum offering is sold, however, our ability to execute on our immediate business plan will be impaired. Our ability to operate beyond May 31, 2016, is contingent upon us obtaining additional financing and/or upon realizing sales revenue sufficient to fund our ongoing expenses. Until we are able to sustain our ongoing operations through sales revenue, we intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Going Concern

Our assets at May 31, 2015 total $881. This amount does not provide adequate working capital for us to successfully operate our business and to service our debt. Expenses incurred to the date of this prospectus are being recorded our books as they occur. This raises substantial doubt about our ability to continue as a going concern. Our continuation as a going concern is dependent upon obtaining additional working capital. Management believes that we will be able to operate for the coming year by obtaining additional loans from our directors and from equity funding, via proceeds raised from the offering set forth in this prospectus. However there can be no assurances that management's plans will be successful.

Off Balance Sheet Arrangements

As of May 31, 2015, there were no off balance sheet arrangements.

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Emerging Growth Companies

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an “emerging growth company" under the Jumpstart Our Business Startups ("JOBS") Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

1.	on the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;
2.	on the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;
3.	on the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or
4.	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto."

A “large accelerated filer” is an issuer that, at the end of its fiscal year, meets the following conditions:

1.	it has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer's most recently completed second fiscal quarter;
2.	It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and
3.	It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

1.	Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;
2.	Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;
3.	Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;
4.	Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and
5.	The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer's size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Directors and Executive Officers

Our executive officers and directors and their respective ages as of the date of this prospectus August 31, 2015 are as follows:

Name	Age	Position(s) and Office(s) Held
James Horan	37	President, Chief Executive Officer, and Director

Nooroa Ogden	44	Chief Financial Officer, Secretary, Treasurer and Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

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James Horan - President, CEO and Director

James Horan has been President, CEO and Director of our company since incorporation on May 29, 2015.

Prior to forming Momentous Holdings Corp., Mr. Horan, our founder and president, initially operated the business as a sole proprietor under the dba “Health & Fitness Apps”. He started the business in December 2013, with the first sales occurred in early 2014, prior to the formation of Momentous Holdings Corp. Revenues and profit have consistently grown since inception. Mr. Horan holds an MSc (hons) degree in Sport and Exercise Science, and is a YMCA certified Gym Instructor.

In addition to this, Mr. Horan has worked as a Personal Trainer from 2003 to present for both private clients and Home Health Fitness, a leading personal training firm operating in and around London. During this time, Mr. Horan has shared and taught his valuable health and fitness experience with hundreds of clients. Mr. Horan has also gained several additional sports qualifications, including being a BMC Rock Climbing Instructor, a PADI Dive Master, a BTCB Tae-Kwon-Do Instructor and a qualified First Aider.

Mr. Horan also has an outstanding track record as a Tae-Kwon-Do athlete, competing in the World Championships, European Championships, Student World Championships and the Olympic Games World Qualification between the years of 1996 and 2009. Through these years he was a Senior Irish National Team Member, and was National Team Captain from 2003-2009, subsequently coaching the Irish National squad for Olympic trials in 2012.

Aside from that provided above, Mr. Horan does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. We believe that Mr. Horan’s experience as a fully qualified personal trainer and sports coach alongside his international competition experience provide him the qualifications, attributes and skills necessary to serve on the Board.

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Nooroa Ogden – Secretary, Treasurer and Director

Nooroa Ogden has been Secretary, Treasurer and Director of our company since September 15, 2015.

Mr. Ogden has extensive experience in the fitness industry having worked in the industry for over 16. From September 2014, Mr. Ogden has been employed as Head Trainer at Exerceo Training Limited. His responsibilities include training clients and Develop EMS (Electric Muscle Stimulation) training studios in London. Prior to his current role Mr. Ogden worked as a Personal Trainer for both private clients and clients of LA Fitness Limited in South Kensington from June 2006.

Mr. Ogden started his career in March 2000 with London Broncos RFC holding various roles including; Development Officer, academy assistant Coach and Strength and Conditioning Coach for all academies until June 2006.

Mr. Ogden is a Paul Chek Holistic Lifestyle Coach and a Faster Master Trainer which he obtained from the C.H.E.K Institute, London.

Directors

Our bylaws authorize no less than one (1) director or more than thirteen (13) directors. We currently have two directors.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our officers and directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

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Executive Compensation

Compensation Discussion and Analysis

We presently do not have employment agreements with any of our named executive officers and we have not established a system of executive compensation or any fixed policies regarding compensation of executive officers.

Our President holds substantial ownership in our company and is motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of his ability. As our business and operations expand and mature, we expect to develop a formal system of compensation designed to attract, retain and motivate talented executives.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James Horan, President, CEO and director	2015	0	0	0	0	0	0	0	0
Andrew Brown, Former Secretary, Treasurer and director	2015	0	0	0	0	0	0	0	0

Narrative Disclosure to the Summary Compensation Table

We have not compensated either Mr. Horan or Mr. Brown with a salary for 2015. We anticipate providing compensation at some time in the future. Our decision to compensate officers depends on the availability of our cash resources with respect to the need for cash to further business purposes.

Securities Authorized for Issuance Under Equity Compensation Plans

To date, we have not adopted a stock option plan or other equity compensation plan and have not issued any stock, options, or other securities as compensation.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
James Horan	0	0	0	0	0	0	0	0	0
Andrew Brown	0	0	0	0	0	0	0	0	0

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of December 15, 2015, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 2,500,000 shares of common stock issued and outstanding on August 31, 2015.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	James Horan, Suite 3, Floor 3, 148 Cambridge Heath Road, London, E1 5QJ, United Kingdom	2,500,000	100%

Common	Total all executive officers and directors	2,500,000	100%

Common	Other 5% Shareholders
	None

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions

Except as set forth below or in the section titled “Executive Compensation,” none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

On September 28, 2015 the Company opened a bank account and since that date all of the Company’s revenues and expenses are received into and paid from such bank account. Prior to September 28, 2015 the Company did not have a bank account. Up to that date, one of the Company’s directors, Mr. James Horan, used his personal funds to pay for all of the Company’s expenses. All revenues generated by the Company’s business were deposited into his personal bank account and all payments for expenses came from his personal bank account. The difference between the revenues and expenses to that date is shown as advances from related party.

As of August 31, 2015, the balance of the amounts due to one of our directors, Mr. Horan, was $19,593. The amount due to the director is related his payment of all expenses of development of the app prior to the Company acquiring them from the director, payment of all additional expenses since that time, offset by all revenues generated by the app. The amounts loaned by Mr. Horan to the Company are unsecured, non-interest bearing, and had no specific terms of repayment. The amounts due to Mr. Horan as of August 31, 2015 include approximately $2,500 in respect of legal fees and $5,000 in respect of accounting fees paid by Mr. Horan using his personal funds in his bank account, prior to the Company’s corporate bank account being opened September 28, 2015. The Company neither owns nor formally leases any real or personal property, and an officer has provided office services without charge. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

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On May 29, 2015, the Company’s founder, President and CEO, James Horan, subscribed for 1,000,000 common shares, at a price of $0.005 per share.

On May 29, 2015, the Company’s Treasurer and COO, Andrew Brown, subscribed for 1,000,000 common shares, at a price of $0.005 per share.

On May 29, 2015, the Company’s founder, President and CEO, James Horan, contributed the business assets (which included property and equipment consisting of a computer, the Muscle Manager and Muscle manager ‘lite’ apps and goodwill) and liabilities of his sole proprietorship into Momentous Holdings Corp., in exchange for 500,000 shares of our common stock.

On September 15, 2015 James Horan, our President, Chief Executive Officer and Director purchased 1,000,000 shares of Company stock from Andrew Brown (former Treasurer, Secretary and Director) for $5,000 USD in a private transaction. President Horan used his personal funds to pay for the stock. As a result of this stock acquisition, President Horan is now the sole holder of 100% of the issued and outstanding stock of the Company, and is thus the sole controlling shareholder. There are no arrangements or understandings between President Horan and Andrew Brown with respect to the election of directors or other matters.

On September 15, 2015, the Board of Directors received the resignation of Andrew Brown as Chief Financial Officer, Secretary, Treasurer and of the Company effective immediately. This resignation is not a result of any disagreements with the Company. On September 15, 2015, the Board of Directors appointed Nooroa Ogden to fill the roles of Secretary, Treasurer, Chief Financial Officer, and Director of the Company.

On September 28, 2015 the Company received the $10,000 in respect of James Horan’s subscription of 1,000,000 common shares, at a price of $0.005 per share and Andrew Brown’s subscription of 1,000,000 common shares, at a price of $0.005 per share.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549. Please Call the Commission at (202) 942-8088 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Part II

Information Not Required In the Prospectus

Item 13. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$23.24
Federal Taxes	–
State Taxes and Fees	–
Listing Fees	–
Printing and Engraving Fees	–
Transfer Agent Fees	–
Accounting fees and expenses	5,000
Legal fees and expenses	5,000
Total	10,023.24

All amounts are estimates, other than the Commission's registration fee.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

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Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

On May 29, 2015, the Company’s founder, President and CEO, James Horan, acquired 1,000,000 common shares, at a price of $0.005 per share.

On May 29, 2015, the Company’s Treasurer and COO, Andrew Brown, acquired 1,000,000 common shares, at a price of $0.005 per share.

On May 29, 2015, the Company’s founder, President and CEO, James Horan, contributed the business assets and liabilities of his sole proprietorship into Momentous Holdings Corp., in exchange for 500,000 shares of our common stock.

On September 15, 2015 James Horan, our President, Chief Executive Officer and Director purchased 1,000,000 shares of Company stock from Andrew Brown (former Treasurer, Secretary and Director) for $5,000 USD in a private transaction. President Horan used his personal funds to pay for the stock. As a result of this stock acquisition, President Horan is now the sole holder of 100% of the issued and outstanding stock of the Company, and is thus the sole controlling shareholder. There are no arrangements or understandings between President Horan and Andrew Brown with respect to the election of directors or other matters.

On September 28, 2015 the Company received the $10,000 in respect of James Horan’s acquisition of 1,000,000 common shares, at a price of $0.005 per share and Andrew Brown’s acquisition of 1,000,000 common shares, at a price of $0.005 per share.

These shares were issued pursuant to Section 4(a)(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act. We did not engage in any general solicitation or advertising.

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation *
3.2	By-laws *
5.1	Opinion of Booth Udall Fuller, with consent to use
10.1	Asset Purchase Agreement *
23.1	Consent of Independent Registered Public Accounting Firm
99.1	Form of Subscription Agreement *

_________________

* Previously filed

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.	To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

b.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

a.	Each prospectus filed by the registrant shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

b.	Each prospectus required to be filed as part of a registration statement in reliance on Rule 430B relating to an offering for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

c.	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.	In the event the registrant requests acceleration of effective date or filing of registration statement becoming effective upon filing then the registrant undertakes to advise you as follows:

a.	If any provision or arrangement exists whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or

b.	There is no underwriter.

c.	The benefits of such indemnification are not waived by such persons:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in London, England on December 15, 2015.

MOMENTOUS HOLDINGS CORP.

By: /s/ James Horan

James Horan President, Chief Executive Officer,

Principal Executive Officer and Director

December 15, 2015

By: /s/ Nooroa Ogden

Nooroa Ogden, Secretary, Treasurer and Director

December 15, 2015

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ James Horan

James Horan President, Chief Executive Officer,

Principal Executive Officer and Director

December 15, 2015

By: /s/ Nooroa Ogden

Nooroa Ogden, Secretary, Treasurer and Director

December 15, 2015

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